AXIL Brands, Inc. Reports Strong Fiscal Year 2025 Financial Results

LOS ANGELES, August 21, 2025 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for fiscal year ended May 31, 2025.

Financial Highlights for Fiscal Year Ended May 31, 2025

All comparisons are to the full year of the prior year, unless otherwise noted.

•	Net sales in fiscal 2025 were $26.3 million, as compared to $27.5 million in fiscal 2024

•	Gross profit as a percentage of sales was 71.0% for fiscal 2025, compared to 73.4% in the prior year

•	Operating expenses were 66.6% of net sales in fiscal 2025, an improvement from 67.9% in fiscal 2024

•	Net income in fiscal 2025 was $0.9 million, as compared to $2.0 million in fiscal 2024.

•	Adjusted EBITDA in fiscal 2025 was $2.4 million, an 21.3% increase from $2.0 million in fiscal 2024

•	Net cash provided by operating activities for fiscal 2025 was $1.9 million, compared to $3 thousand in fiscal 2024

•	Cash on hand as of May 31, 2025 was $4.8 million, up from $3.3 million as of May 31, 2024

•	Basic and diluted earnings per share for fiscal 2025 were approximately $0.13 and $0.10, respectively, compared to $0.57 and $0.21, respectively, in the prior year

Recent Business Highlights

•	Secured a significant wholesale agreement with a leading membership-based national retailer, with an initial purchase order made in the first quarter of FY2026 — a major step in expanding our retail footprint and consumer reach
•	Appointed a veteran contractor with deep industry experience to lead our hair and skin care division, strengthening our capabilities and working to accelerate brand growth
•	Remained on target with our supply chain transition plan, advancing domestic manufacturing development and operational realignment to reduce tariff exposure and build long-term resilience
•	Incorporated new subsidiary

•	Featured in leading military publications including Military Times, Air Force Times, Marine Corps Times, and Navy Times, spotlighting the brand’s innovation in hearing protection and further strengthening its position among tactical and professional users

“Fiscal 2025 was a pivotal year for AXIL as we continued to execute our strategic plan and delivered solid results amid a dynamic operating environment,” said Jeff Toghraie, Chairman and Chief Executive Officer of AXIL Brands, Inc. “Despite global trade challenges, we achieved our third consecutive year of profitability, generating $0.9 million in net income and an 21% increase in Adjusted EBITDA year-over-year. These results reflect our disciplined approach to growth — optimizing marketing and operating expenses without compromising on innovation or customer engagement. Our core business remained resilient, evidenced by gross margins of 71% and significantly improved operating cash flow.

“To reduce tariff exposure and enhance stability in our expansion plans, we have accelerated efforts to relocate a substantial portion of our manufacturing and operations to the United States. We believe these changes will deliver significant long-term benefits.

“Equally important, we secured a major wholesale partnership with one of the nation’s largest membership-based retailers — a milestone that we expect will drive meaningful top-line growth beginning in fiscal 2026. Beyond the immediate financial impact, we believe this relationship will substantially expand our national reach and elevate brand visibility at scale — a powerful endorsement of our product strength and market readiness.

“We also launched Sharper Vision Marketing, a wholly-owned subsidiary designed with the intent to turn our internal digital marketing expertise into an external revenue stream while lowering our own customer acquisition costs. At the same time, we advanced our supply chain transition strategy — hitting key milestones in our shift toward U.S.-based manufacturing, which is already helping us offset new tariff pressures and reduce reliance on overseas suppliers.

“In our Reviv3® hair and skin care segment, we added seasoned leadership in an effort to accelerate expansion. Early traction is encouraging, and we expect that this segment will become an increasingly meaningful contributor to our growth story.

“We enter fiscal 2026 with strong momentum, a solid balance sheet, and the flexibility to invest in growth without relying on outside capital,” concluded Mr. Toghraie. “While we remain mindful of broader macroeconomic uncertainty, we’re focused on scaling our multi-channel distribution and product innovation to drive sustainable, long-term value for shareholders.”

Use of Non-GAAP Financial Measures

The Company calculates EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and adjusting for income taxes, interest income or expense, and depreciation and amortization. The Company calculates adjusted EBITDA as EBITDA, further adjusted for stock-based compensation. Adjusted EBITDA is also presented as a percentage of revenue, which is calculated by dividing the non-GAAP Adjusted EBITDA for a period by revenue for the same period. Other companies may calculate EBITDA and adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. The Company believes that these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to the Company’s financial condition and results of operations, and management considers EBITDA and adjusted EBITDA important indicators in evaluating the Company’s business on a consistent basis across various periods for trend analyses. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business. A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release.

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED EBITDA and ADJUSTED EBITDA

FOR THE YEARS ENDED MAY 31, 2025 and MAY 31, 2024

	2025	2024

Net income (GAAP)	$854,988	$2,003,134
Provision (benefit) for income taxes	453,828	(220,205)
Interest income, net	(135,915)	(177,833)
Depreciation and amortization	148,498	130,610
Total EBITDA (Non-GAAP)	1,321,399	1,735,706

Adjustments:

Stock-based compensation	1,108,934	267,183

Total Adjusted EBITDA (Non-GAAP)	$2,430,333	$2,002,889

Sales, net (GAAP)	$26,257,522	$27,498,539

Adjusted EBITDA as a percentage of Sales, net (Non-GAAP)	9.3%	7.3%

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	May 31, 2025	May 31, 2024

ASSETS
CURRENT ASSETS:
Cash	$4,769,854	$3,253,876
Accounts receivable, net	1,003,945	509,835
Inventory, net	2,533,658	3,394,023
Due from related party	222	—
Prepaid expenses and other current assets	947,969	809,126

Total Current Assets	9,255,648	7,966,860

OTHER ASSETS:
Property and equipment, net	412,261	260,948
Intangible assets, net	403,591	309,104
Right of use asset	579,121	36,752
Deferred tax asset	46,239	231,587
Other assets	20,720	16,895
Goodwill	2,152,215	2,152,215

Total Other Assets	3,614,147	3,007,501

TOTAL ASSETS	$12,869,795	$10,974,361

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$866,573	$967,596
Customer deposits	67,412	154,762
Contract liabilities- current	757,355	905,311
Note payable- current	3,574	146,594
Due to related party	—	11,798
Lease liability, current	212,543	36,752
Income tax liability	310,369	242,296
Other current liabilities	244,998	332,936

Total Current Liabilities	2,462,824	2,798,045

LONG TERM LIABILITIES:
Lease liability, long term	404,669	—
Note payable, long term	136,655	—
Contract liabilities- long term	205,939	480,530

Total Long Term Liabilities	747,263	480,530

Total Liabilities	3,210,087	3,278,575

Commitments and contingencies	—	—

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 28,000,000 and 300,000,000 shares authorized as of May 31, 2025 and May 31, 2024, respectively; 27,773,500 and 42,251,750 shares issued and outstanding as of May 31, 2025 and May 31, 2024, respectively	2,777	4,225
Common stock, $0.0001 par value: 15,000,000 and 450,000,000 shares authorized as of May 31, 2025 and May 31, 2024, respectively; 6,657,717 and 5,908,939 shares issued and outstanding as of May 31, 2025 and May 31, 2024, respectively	666	591
Additional paid-in capital	8,935,547	7,825,240
Retained Earnings (Accumulated deficit)	720,718	(134,270)

Total Stockholders' Equity	9,659,708	7,695,786

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,869,795	$10,974,361

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

	2025	2024

Sales, net	$26,257,522	$27,498,539

Cost of sales	7,615,954	7,321,838

Gross profit	$18,641,568	$20,176,701

OPERATING EXPENSES:
Sales and marketing	$11,653,942	$13,449,054
Compensation and related taxes	847,150	949,387
Professional and consulting	3,275,731	2,705,557
General and administrative	1,703,380	1,569,323

Total Operating Expenses	$17,480,203	$18,673,321

INCOME FROM OPERATIONS	$1,161,365	$1,503,380

OTHER INCOME (EXPENSE):
Gain on settlement	—	79,182
Other income	11,536	22,534
Interest income	139,813	182,225
Interest expense and other finance charges	(3,898)	(4,392)

Other income (expense), net	$147,451	$279,549

INCOME BEFORE PROVISION FOR INCOME TAXES	$1,308,816	$1,782,929

Provision (benefit) for income taxes	453,828	(220,205)

NET INCOME	$854,988	$2,003,134

Deemed dividend on preferred stock buyback	$—	$1,329,588
Net income available to common shareholders	$854,988	$3,332,722

NET INCOME PER COMMON SHARE:
Basic	$0.13	$0.57
Diluted	$0.10	$0.21

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,440,476	5,868,570
Diluted	8,217,083	16,168,181

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$854,988	$2,003,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	148,498	130,610
(Recovery)/provision for credit losses	(4,519)	25,471
(Reversal of inventory obsolescence)/Inventory Obsolescence	(46,895)	46,895
Stock-based compensation	1,108,934	267,183
Gain on forgiveness of account payable	(218,699)	—
Gain on settlement	—	(79,182)
Deferred income taxes	187,922	(231,587)
Change in operating assets and liabilities:
Accounts receivable	(489,591)	(118,290)
Inventory	907,260	(2,129,054)
Prepaid expenses and other current assets	(142,668)	(7,766)
Accounts payable	117,677	138,172
Other current liabilities	(71,699)	4,298
Contract liabilities	(422,547)	(47,207)

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,928,661	2,677

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangibles	(180,815)	(22,080)
Purchase of property and equipment	(213,483)	(138,445)

NET CASH USED IN INVESTING ACTIVITIES	(394,298)	(160,525)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of preferred stock	—	(1,246,490)
Repayment of equipment financing	—	(2,200)
Repayment of note payable	(6,365)	(25,994)
Advances from a related party	6,950,210	8,939,403
Reayments to a related party	(6,962,230)	(9,085,677)

NET CASH USED IN FINANCING ACTIVITIES	(18,385)	(1,420,958)

NET INCREASE (DECREASE) IN CASH	1,515,978	(1,578,806)

CASH - Beginning of year	3,253,876	4,832,682

CASH - End of year	$4,769,854	$3,253,876

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia.

To learn more, please visit the Company's AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “may,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net sales and operations, including developing new and improved products, diversifying and expanding its distribution and retail channels, and expanding internationally, and perform in accordance with any guidance; (ii) the Company’s ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (iv) the Company’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company’s product costs and other costs of doing business, and reduce the Company’s earnings; (vii) the Company’s ability to engage in acquisitions, investments, partnerships, strategic alliances or dispositions when desired; (viii) the Company’s ability to successfully accelerate its supply chain transition strategy and achieve the intended benefits; and (ix) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, increased tariffs and other trade restrictions and barriers, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and conflict in the Middle East, and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

Todd McKnight

+1 (917) 349-2175

investors@goaxil.com